Exhibit 99.1

CEMEX Ohio business

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Combined Financial Statements

December 31, 2015

(With Independent Auditors’ Report Thereon)

CEMEX Ohio business

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Combined Financial Statements

December 31, 2015

Independent Auditors’ Report

The Board of Directors

CEMEX, Inc.:

We have audited the accompanying combined financial statements of the CEMEX Ohio Business (the carved-out operations of certain assets, liabilities and operations of CEMEX Construction Materials Atlantic, LLC), which comprise the combined balance sheet as of December 31, 2015, and the related combined statement of income, changes in net parent investment, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the CEMEX Ohio Business as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas

December 21, 2016

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Combined Balance Sheet

December 31, 2015

(In thousands)

2015
Assets
Current assets:
Accounts receivable, net (note 4)	$5,542
Inventories (note 6)	8,033
Other current assets	199
Total current assets	13,774
Property, plant and equipment, net (note 7)	68,355
Goodwill (note 8)	142,650
Other assets	1,562
Total noncurrent assets	212,567
Total assets	$226,341
Liabilities and Net Parent Investment
Current liabilities:
Accounts payable and accrued expenses (note 10)	$5,965
Total current liabilities	5,965
Deferred income taxes (note 9)	10,309
Other long-term liabilities (note 10)	8,001
Total noncurrent liabilities	18,310
Total liabilities	24,275
Commitments and contingencies (note 13)
Net parent investement	202,066
Total liabilities and net parent investment	$226,341

See accompanying notes to the combined financial statements.

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Combined Statement of Income

Year ended December 31, 2015

(In thousands)

2015
Trade revenues	$71,960
Revenues from affiliates	2,802
Total revenues	74,762
Costs and expenses:
Operating expenses	42,890
Depreciation and depletion	5,854
Selling, general and administrative	5,554
Loss on sale of assets	97
Total costs and expenses	54,395
Operating income	20,367
Other expenses	(99)
Income before income taxes	20,268
Income tax expense (note 9)	(6,434)
Net income	$13,834

See accompanying notes to the combined financial statements.

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Combined Statement of Changes in Net Parent Investment

Year ended December 31, 2015

(In thousands)

Net
Parent
Investment
Balance at January 1, 2015	$204,890
Net income	13,834
Net distributions to parent	(16,658)
Balance at December 31, 2015	$202,066

See accompanying notes to the combined financial statements.

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Combined Statement of Cash Flows

Year ended December 31, 2015

(In thousands)

2015
Cash flows from operating activities:
Net income	$13,834
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and depletion	5,854
Deferred income tax expense	949
Loss on sale of assets	97
Changes in:
Accounts receivable, net	1,175
Inventories	(1,338)
Other current assets	(199)
Other assets	(263)
Accounts payable and accrued expenses	1,703
Other long-term liabilities	(83)
Net cash provided by operating activities	21,729
Cash flows from investing activities:
Purchases of property, plant, and equipment	(5,075)
Proceeds from sale of assets	4
Net cash used in investing activities	(5,071)
Cash flows from financing activities:
Net distributions to parent	(16,658)
Net cash used in financing activities	(16,658)
Net decrease in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$—
Income taxes paid	—
Interest paid	—

See accompanying notes to the combined financial statements.

 CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

(1)	Description of Business

CEMEX Ohio Business (the Business) represents the operations of the Fairborn Cement plant and the Columbus terminal, both located in Ohio. The Business’ operations are part of CEMEX Construction Materials Atlantic, LLC, which is a wholly owned subsidiary of CEMEX Materials, LLC, which is a direct wholly owned subsidiary of CEMEX, Inc. (CEMEX, Inc.), and an indirect wholly owned subsidiary of CEMEX, S.A.B. de C.V. (CEMEX or Ultimate Parent). CEMEX is a large international company engaged in the production and sale of cement, ready mix concrete, aggregates and other building materials. The Business is engaged in the production, distribution, marketing, and sale of cement.

(2)	Basis of Preparation and Presentation
(a)	Basis of Preparation

The accompanying combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (US GAAP). All affiliate transactions within the Business have been eliminated in the combined financial statements.

The combined financial statements are presented in U.S. dollars, which is the Business’ functional currency. All financial information is presented in thousands of U.S. dollars, except when otherwise indicated.

The accompanying combined financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Business. In addition, certain costs related to the Business have been allocated from CEMEX, Inc. These allocated costs are primarily related to management financial systems, information technology, credit, treasury, corporate, and all other administrative support and includes amounts allocated for stock-based compensation, and employee benefits. The Business receives service and support functions from CEMEX, Inc. and its subsidiaries. The Business’ operations are dependent upon CEMEX, Inc. and its subsidiaries’ ability to perform these services and support functions. The costs associated with these services and support functions have been allocated to the Business using the most meaningful respective allocation methodologies which were primarily based on the services drivers each area provide, including headcount, number of equipment units and number of transactions processed.

The Business utilizes CEMEX, Inc.’s centralized processes and systems for cash management, payroll, purchasing, and distribution. As a result, all cash received by the Business was deposited in and commingled with CEMEX, Inc.’s general corporate funds and is not specifically allocated to the Business and therefore the Business has no cash balance. The net results of the Business’ cash transactions between the Business and CEMEX, Inc. are reflected as net distributions to the parent in the accompanying combined balance sheet. In addition, the net parent investment represents CEMEX, Inc.’s interest in the recorded net assets of the Business and represents the cumulative net investment by CEMEX, Inc. in the Business through the date presented, inclusive of cumulative operating results of the Business.

Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided to or the benefit received by the Business during the period presented relative to the total costs incurred by CEMEX, Inc. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the combined financial statements had the Business been an entity that operated independently of CEMEX, Inc. Consequently, future results of operations should the Business be separated from CEMEX, Inc. will include costs and expenses that may be materially different than the Business’s historical results of operations, financial position, and cash flows. Accordingly, the combined financial statements for these periods are not indicative of the Business’s future results of operations, financial position, and cash flows.

6	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

(b)	Use of estimates

The preparation of the Business’ combined financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. Significant items subject to such estimates by the Business’ management include provisions for uncollectible receivables, valuation of long-lived assets and related estimated useful lives, allocation of CEMEX, Inc.’s goodwill and expenses, valuation of goodwill, asset retirement obligations, and reserves for contingencies.

(3)	Significant Accounting Policies
(a)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount, less allowance for doubtful accounts. The allowance for doubtful accounts is the Business’ best estimate of the amount of probable credit losses in the Business’ existing accounts receivable. The estimate for allowance is assessed quarterly; the allowance is made for doubtful accounts addressing both individual and general account balances. The collectability of receivables is assessed monthly, where charge‑offs are determined, the corresponding account balances are charged off against the allowance.

(b)	Inventories

Inventories are recorded at their weighted average cost and are valued at the lower of cost or market. The cost of inventories include expenditures incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.

(c)	Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. The Business capitalizes all direct and certain indirect expenditures incurred in connection with the acquisition or construction of major facilities.

Depreciation and amortization commence when the completed facility is ready for use. Depreciation of fixed assets is recognized as part of cost and operating expenses, and is calculated using the straight‑line method over the estimated useful lives of the assets.

As of December 31, 2015, the range of average useful lives by category of fixed assets, were as follows:

Years
Buildings and improvements	5 to 30
Machinery and equipment	3 to 20
Mobile equipment	3 to 10
Office equipment and other assets	3 to 10
Computer equipment	3 to 5

Costs of improvements that result in future economic benefits, such as an extension in their useful lives, an increase in their production capacity or in safety, as well as those costs incurred to mitigate or prevent environmental damage, are capitalized as part of the carrying amount of the related assets. The capitalized costs are depreciated over the remaining useful lives of such fixed assets. Other costs, including periodic maintenance on fixed assets, are expensed as incurred. The depletion of mining reserves is calculated using the units of production method over estimated reserves.

Depreciation methods, useful lives, and residual values are reviewed at each reporting date and adjusted if appropriate.

7	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

In accordance with ASC Subtopic 360-10 long lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(d)	Repair and Maintenance Activities

The Business incurs regular maintenance costs on its equipment. Repair and maintenance costs are expensed as incurred.

(e)	Goodwill

The Business’s goodwill was allocated to the Business based on the relative fair value of the Business to the fair value of CEMEX, Inc. Management’s estimate of the potential sales price of the Business was used as a basis to determine the fair value of the CEMEX Ohio Business. The fair value of CEMEX, Inc. was derived from the most recent fair value calculation performed by CEMEX, Inc., which was determined by estimating the expected present value of future cash flows, which rely on significant unobservable inputs and are classified within Level 3 of the fair value hierarchy.

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill is not amortized, but instead tested for impairment at least annually in accordance with the provisions of FASB ASC Topic 350 (ASC Topic 350), Intangibles – Goodwill and Other.

Under ASC Topic 350, an impairment loss is recognized to the extent that the carrying amount exceeds its fair value. The impairment determination is made at the reporting unit level and consists of two steps. First, the Business determines the fair value of a reporting unit, which is determined by estimating the expected present value of future cash flows, and compares it with its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The Business performs its annual impairment review of goodwill at the beginning of the fourth quarter, and when a triggering event occurs between annual impairment tests.

(f)	Deferred Mining Costs

Preproduction stripping costs, which represent costs of removing overburden to access mineral deposits during the development of a mine, are capitalized as deferred mining costs, presented under property, plant and equipment in the combined balance sheet. These costs are amortized over the productive life of the mining reserves using the units of production method over estimated reserves.

(g)	Asset Retirement Obligations

The Business’ liability for asset retirement obligations arises from regulatory and contractual requirements to perform certain asset retirement activities at the time that certain facilities cease to operate. In accordance with FASB ASC Subtopic 410-20 (ASC Subtopic 410-20), Asset Retirement and Environmental Obligations – Assets Retirement Obligations, the Business records the fair value of an asset retirement obligation as a liability with a corresponding increase in the carrying amount of the tangible long‑lived assets in the period in which it incurs a legal obligation associated with the retirement of long‑lived assets that result from the acquisition, construction, development, and/or normal use of assets. Subsequent to initial recognition, the liability is increased to reflect the passage of time and adjusted to reflect changes in the timing or the amount of the estimated future cash flows underlying the initial fair value measurement. If the obligation is settled for other than the carrying amount of the liability, the Business recognizes a gain or loss on settlement.

8	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

Land and quarries associated with the extraction of aggregate materials, and machinery and equipment for cement operations, are subject to ASC Subtopic 410-20 due to compliance with governmental and contractual obligations.

(h)	Commitments and Contingencies

Obligations or losses related to contingencies are recognized as liabilities in the combined balance sheet when present obligations exist resulting from claims, assessments, litigation, fines and penalties that are probable to result in an outflow of resources and the amount can be measured reliably. Relevant commitments are disclosed in the notes to the combined financial statements. Recoveries from third parties that are probable of realization are separately recorded and are not offset against the related liability, in accordance with FASB ASC 210-20 (ASC 210 - 20), Balance Sheet: Offsetting.

(i)	Income Taxes

The Business is part of CEMEX Holdings, Inc.’s consolidated tax returns and therefore is not a separate legal federal or state taxpayer. The Business accounts for income taxes utilizing the asset and liability method as if on a standalone taxable entity in the combined financial statements. Deferred tax assets and deferred tax liabilities are recognized using enacted statutory income tax rates for the future tax consequences of reversing temporary differences between financial statements carrying amounts and tax bases of existing assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

For uncertain tax positions, the Business applies the provisions included in FASB ASC Subtopic 740-10 (ASC Subtopic 740-10) – Income Taxes – Overall, which requires the recognition of the effect of income tax positions only when it is more likely than not (likelihood of greater than 50%) that such positions will be sustained by the taxing authorities based on the technical merits of those positions. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(j)	Revenue Recognition

The Business recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Shipping and other transportation costs charged to buyers are recorded in both revenues and operating expenses. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the combined statement of income.

(k)	Environmental Expenditures

The Business bases its estimates of environmental liabilities on the nature or extent of contamination, methods of remediation required, existing technology, presently enacted laws and regulations, and prior Business experience in remediation of contaminated sites. The Business capitalizes environmental expenditures that extend the life, increase the capacity, or improve the safety or efficiency of property owned by the Business, mitigate or prevent environmental contamination that is yet to occur, or that are incurred in anticipation of a sale of property. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. The Business’ policy is to accrue environmental and cleanup related costs of a noncapital nature when it is both probable that a liability has been incurred and the amount can be reasonably estimated, whether or not a claim has been asserted, or this coincides with the completion of a remediation investigation/feasibility study or the Business’ commitment to a formal plan of action. The Business revises such estimates as additional information becomes known or as circumstances change. Costs of future expenditures for environmental obligations are not discounted to their present value. Recoveries of environmental remediation costs from third parties are recorded as assets when receipt is considered probable.

9	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

(l)	Fair Value Measurements

The Business applies FASB ASC Topic 820 (ASC Topic 820), Fair Value Measurement and Disclosures, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the combined financial statements on a recurring and nonrecurring basis. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follow:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Business has the ability to access at the measurement date.
•

Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly (including market corroborated pricing and inputs such as yield curves and indices).

•	Level 3 inputs are unobservable inputs for the asset or liability which may include the Business’ own assumptions in determining the fair value.
(m)	Recently Adopted Accounting Standards

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities, and related valuation allowances, to be classified as noncurrent on the combined balance sheet. ASU 2015-17 is effective for annual periods in fiscal years beginning after December 15, 2017, and requires either prospective or retrospective adoption. The Business elected to early adopt the new standard for the current reporting period, which is permitted. Adopting ASU 2015-17 resulted in the reclassification of approximately $259 thousand from current deferred income tax assets to noncurrent deferred income tax liabilities within the combined balance sheet as of December 31, 2015.

(4)	Accounts Receivable

A majority of the Business’ accounts receivables are from users of Portland cement and construction materials, such as ready mix concrete producers, manufacturers of concrete products, and consumers of block and building materials, such as constructors.

Accounts receivable balances are as follows (in thousands):

2015
Trade accounts receivable	$5,771
Allowance for doubtful accounts	(229)
$5,542

Other than two customers, there were no sales to any single third party customer which in total were in excess of 10% of the revenues for the year ended December 31, 2015. The two customers in excess of 10% account for 31% of revenues for the year ended December 31, 2015. The four largest customers accounted for 49% of accounts receivable and trade revenues as of and for the year ended December 31, 2015.

10	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

The Business is party to an agreement in which, on a recurring basis, it sells all of its accounts receivable to CEMEX, Inc., which in turn sells its qualifying accounts receivable to GROL Enterprises, LLC (GROL), a special purpose consolidated subsidiary of CEMEX, Inc., an affiliate of the Business. GROL has entered into an agreement with an unaffiliated financial institution whereby it sells title and interest in these receivables. The Business retains control over the accounts receivable. Therefore, the Business does not account for the transfer of accounts receivable as sales, and continues to recognize the accounts receivable.

(5)	Transactions with Related Parties

In the normal course of business, the Business and its affiliates purchase and/or sell goods and services (including cement, freight and other supplies), and pay expenses for each other. The resulting balances are reflected in the combined balance sheet as net distributions to the parent.

The Business made sales of products to affiliates of $2,802 thousand for the year ended December 31, 2015, which are presented as revenue from affiliates in the combined statement of income.

The Business also received allocations from affiliates for securitization program and support areas expenses (legal, human resources, and administrative services provided by CEMEX, Inc.) in the amount of $2,381 thousand for the year ended December 31, 2015, presented in the statement of income under selling, general and administrative expenses.

(6)	Inventories

2015
(In thousands)
Balance as of:
Finished goods	$1,982
Work in progress	3,242
Raw materials	984
Supplies and spare parts	1,825
$8,033

The Business charges inventory to operating expenses as it is sold in the case of finished goods, or consumed in the case of materials and parts.

(7)	Property, Plant and Equipment

Property, plant and equipment comprise the following (in thousands):

2015
Balance as of:
Land and improvements	$14,517
Buildings	18,882
Quarry reserves	8,145
Plant and equipment	97,745
Construction in progress	2,448
141,737
Accumulated depreciation and depletion	(73,382)
$68,355

11	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

(8)	Goodwill

The carrying value of goodwill (in thousands):

2015
Balance as of January 1, 2015	$142,650
Additions	—
Balance as of December 31, 2015	$142,650

(9)	Income Taxes
(a)	Income Taxes Recognized in the Statement of Income

Income tax expense for the year ended December 31, 2015 consists of:

2015
(In thousands)
Current tax expense	$5,485
Deferred tax expense	949
Income tax expense	$6,434

The Business does not file separate U.S. federal income tax returns. Under an intercompany tax allocation policy with CEMEX Holdings, Inc. (CHI), the Business computes its income taxes as if it was filing separate tax returns for the Business.

(b)	Reconciliation of Effective Tax Rate

The reconciliation between the income tax expense recognized in the Business’ combined statement of income and the income tax expense computed by applying the statutory rate to the income before income tax is provided below:

	2015
	Amount	Percentage
	(In thousands)
Income before income taxes	$20,268	—%
Tax calculated at the statutory tax rate	7,094	35.0%
State tax expense	128	0.6%
Statutory depletion	(644)	(3.2)%
Nondeductible expenses	27	0.1%
Change in recognized deductible temporary differences	(171)	(0.7)%
Income tax expense	$6,434	31.8%

12	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

(c)	Recognized Deferred Tax Assets and Liabilities

The tax effects of temporary differences between the combined financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the net deferred tax liability are presented below (in thousands):

December 31,
2015
Deferred tax assets:
Accounts receivable	$129
Inventories	44
Employee benefits	86
Other long-term liabilities	2,836
Total gross deferred tax assets	3,095
Valuation allowance	—
Total deferred tax assets, net	3,095
Deferred tax liabilities:
Property, plant, and equipment, net	(13,404)
Total deferred tax liabilities	(13,404)
Net deferred tax liability	$(10,309)

The property, plant and equipment deferred tax liability as of December31, 2015 is expected to reverse over the next 20 years. These reversing taxable temporary differences provide sufficient future taxable income to allow for the realization of deductible temporary differences. Based upon the expected reversals of existing taxable temporary differences over the periods in which the deferred tax assets are deductible, management believes it is more likely than not (i.e. greater than 50%) that the Business will realize the benefits of these deductible temporary differences, and therefore no valuation allowance has been recorded.

(d)	Uncertain Tax Positions

There were no uncertain tax positions for the Business during 2015.

(10)	Accounts Payable, Accrued Expenses and Other Long-Term Liabilities

Accounts payable and accrued expenses balances are comprised as follows (in thousands):

2015
Suppliers	$5,219
Property tax payable	398
Environmental provision	102
Personnel and other	246
$5,965

Other long‑term liabilities balances are comprised as follows (in thousands):

2015
Asset Retirement Obligation	$7,666
Environmental provision	335
$8,001

13	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

The reconciliation of the beginning and ending asset retirement obligations is as follows, in thousands:

2015
Beginning balance	$7,216
Accretion expense	450
Ending balance	$7,666

Accretion expense is presented in the combined statement of income under operating expenses.

(11)	Healthcare, Life Insurance and Other Benefits

The Business offers healthcare and life insurance benefits to active employees and their dependents through a benefit plan sponsored by CEMEX, Inc. Most of the Business’ healthcare benefits are self-insured and administered on cost plus fee arrangements with major insurance companies and health maintenance organizations. The Business was charged a proportionate share of the combined CEMEX, Inc. benefit plans made available to their employees based on relative headcounts budgeted at the beginning of the year, which amounted to $884 thousand for the year ended December 31, 2015. Certain retirees are also offered life benefits under the benefit plans sponsored by CEMEX, Inc.

Additionally, certain retirees and their dependents are also offered healthcare and life benefits under benefit plans sponsored by CEMEX, which are essentially the same as benefits available to active employees, which requires participant contributions; however, benefit payments for covered retirees who are age 65 or older are reduced by benefits paid by Medicare. Also, life insurance coverage provided to certain retirees is reduced over time to the minimum specified by the applicable plan in effect. The Business was credited a proportionate share of the combined CEMEX benefits plan benefit based on the relative headcount of retirees budgeted at the beginning of the year, of about $104 thousand for the year ended December 31, 2015.

Certain employees of the Business are covered under the CEMEX, Inc. defined benefit pension plan. Benefits are based on years of service and employee compensation and are integrated with expected social security. The Business’ share of the annual cost is $343 thousand for the year ended December 31, 2015.

The related pension and postretirement liability has not been allocated to the Business and has not been presented in the accompanying combined balance sheet since the obligation is and will remain a liability of CEMEX, Inc.

(12)	Leases

The Business is obligated under various non-cancelable leases for the lease mobile and office equipment, which require annual rental payments, in addition to the payment of certain operating expenses related to the facilities.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2015 are (in thousands):

Operating
leases
Year ending December 31:
2016	$391
2017	389
2018	389
2019	379
2020	368
Thereafter	159
Total minimum lease obligations	$2,075

14	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

Total rent and lease expense for the year ended December 31, 2015 amounted to $783 thousand.

(13)	Commitments and Contingencies
(a)	Environmental matters

The Business is subject to a wide range of U.S. federal, state, and local laws, regulations, and ordinances dealing with the protection of human health and the environment. These laws are strictly enforced and can lead to significant monetary penalties for noncompliance. These laws regulate water discharges, noise, and air emissions, including dust, as well as the handling, use, and disposal of hazardous and nonhazardous waste materials. These laws also create a shared liability by responsible parties for the cost of cleaning up or correcting releases to the environment of designated hazardous substances. The Business, therefore, may have to remove or mitigate the environmental effects of the disposal or release of these substances at the Business’ various operating facilities or elsewhere. The Business believes that its current procedures and practices for handling and managing materials are generally consistent with the industry standards and legal and regulatory requirements, and that the Business takes appropriate precautions to protect employees and others from harmful exposure to hazardous materials.

For purposes of recording a provision, the Business considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries.

Accordingly, the Business had accrued liabilities specifically relating to environmental matters in the aggregate amount of approximately $437 thousand as of December 31, 2015. The environmental matters relate to (i) the disposal of various materials, in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by the Business regarding the disposal of hazardous substances or wastes, either individually or jointly with other parties.

(b)	Litigation matters

The Business has incurred in the regular course of business contingent liabilities including, among other things, (1) personal injury lawsuits, (2) indemnity and other hold harmless agreements, (3) environmental remediation liabilities, (4) product liability claims, (5) commercial disputes and litigation, and (6) claims by disgruntled employees. Loss contingencies and legal provisions are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Loss contingencies and legal provisions are disclosed, but not recorded, if it is not probable that a liability has been incurred or the amount of assessment and/or remediation is not reasonably estimated. Other legal proceedings are disclosed when the resolution could have a material adverse effect on the Business’ financial results.

As of December 31, 2015, the Business has no provisions relating to litigation matters.

(c)	Guarantees

The Business has various performance guarantees outstanding at December 31, 2015 totaling $344 thousand, which secure performance bonds, and utility deposit bonds.

15	(Continued)

CEMEX OHIO BUSINESS

(Carve-out of Certain Operations of CEMEX Construction Materials Atlantic, LLC)

Notes to the Combined Financial Statements

December 31, 2015

(14)	Disclosures about the Fair Value of Financial Instruments
(a)	Fair Value of Financial Instruments

Financial instruments include accounts receivables, other current assets, and accounts payable and accrued expenses. The carrying amount approximates fair value because of the short maturity of these instruments. Accounts receivable, result from a large number of customers, its estimated fair value approximates its carrying value.

(b)	Fair Value of Nonfinancial Assets and Liabilities

In accordance with the provisions of ASC Subtopic 410-20, Asset Retirement and Environmental Obligations – Asset Retirement Obligations, asset retirement obligations are calculated based on the present value of estimated removal and other closure costs using our internal risk-free rate of return or appropriate equivalent.

(15)	Subsequent Events

On September 11, 2016, CEMEX Construction Materials Atlantic, LLC entered into a definitive agreement to sell certain assets of the CEMEX Ohio Business for approximately $400 million. The closing of this transaction is subject to satisfaction of certain conditions, including approval from regulators.

The Business has evaluated subsequent events from the reporting date through December 21, 2016, the date at which the combined financial statements were available to be issued.

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